JOINT FILING AGREEMENT

     This will confirm the agreement by and between the undersigned that the
Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership of the undersigned of shares of Common Stock, par value $.01 per share, of Pure World, Inc. is being filed on behalf of each of the undersigned under the Exchange Act. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  June 16, 2005


                                       NATUREX S.A.


                                       By:  /s/ Jacques Dikansky
                                            ------------------------------
                                            Name:  Jacques Dikansky
                                            Title: President and
                                                   Chief Executive Officer


                                       NATUREX ACQUISITION CORP.

                                       By:  /s/ Jacques Dikansky
                                            ------------------------------
                                            Name:  Jacques Dikansky
                                            Title: President and
                                                   Chief Executive Officer